Exhibit 99.1

ImmuCell NasdaqCM: ICCC Corporate Presentation May 2014

Forward Looking Statements This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to: projections of future financial performance; the scope and timing of future product development work and commercialization of our products; the future adequacy of our working capital and the availability of third party financing; the outcome of pending or anticipated applications for future regulatory approvals; factors that may affect the dairy and beef industries and future demand for our products; anticipated competitive and market conditions; and any other statements that are not historical facts. Forward-looking statements can be identified by the use of words such as "expects", "may", “hopes”, "anticipates", "aims", "intends", "would", "could", "should", "will", "plans", "believes", "estimates", "targets", "projects", "forecasts" and similar words and expressions. In addition, there can be no assurance that future developments affecting us will be those that we anticipate. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of our products, competition within our anticipated product markets, the uncertainties associated with product development, pharmaceutical-grade Nisin manufacturing, our potential reliance upon third parties for financial support, products and services, changes in laws and regulations, decision making by regulatory authorities and other risks detailed from time to time in filings we make with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K and our Current Reports on Form 8-K. Such statements are based on our current expectations, but actual results may differ materially due to various factors.

Company Overview
ImmuCell (NasdaqCM: ICCC) is a growing animal health company that is developing, manufacturing and selling products that improve animal health and productivity in the dairy and beef industries
Approved and marketed products (principally First Defenseâ), as well as strong development pipeline, led by Mast Out®  Solid Sales Growth through first quarter 2014  7 consecutive quarters of positive sales growth;  13 quarters of positive sales growth out of the last 14 quarters Strong Balance Sheet Cash and long-term investment balance at March 31, 2014 was $5.47 million Strong Balance Sheet

Strategic Focus
ImmuCell is focused on leveraging the strength of its balance sheet and market position of First Defense®, to bring Mast Out® to market. This treatment for subclinical mastitis has the potential to be a significant game changer in the dairy industry over the coming years. Large Development Opportunity (Mast Out) Growing and Profitable Core Business (First Defense) Strong Balance Sheet

Industry Overview  ImmuCell’s products are currently focused on the North American dairy and beef cattle markets, although significant market opportunities exist in other international territories. Calf Births Annually US Dairy Canada Dairy US BEEF Canada Beef Source: US Department of Agriculture (USDA), 2014 9,200 9600 29,00 3,900
	Dairy	Beef	Total
China	15,215	46,400	61,615
European Union	23,200	21,100	44,300
Australia & New Zealand	6,753	14,454	21,207
Mexico	3,200	6,750	9,950
Japan	790	610	1,400

Economics of Dairy Industry Average Class III Milk Price (for the year ended December 31, except in 2014  Average Milk-to-Feed Price Ratio (for the year ended December 31, except in 2014)
Source: US Department of Agriculture (USDA), 2014  $14.41 $18.37 $17.44 $17.99 $23.04 2.26 1.88 1.52 1.74 2.52 $30.00 $25.00 $20.00 $15.00 $5.00 $0.00 2010 2011 2012 2013 thru Apr. 2014 3.00 2.50 2.00 1.50 1.00 0.50 0.00 2010 2011 2012 2013 thru Apr. 2014

ImmuCell  Currently Marketed Products and Expected Approvals of New Products

Product Portfolio ImmuCell’s products are designed to address some of the most common and costly diseases affecting the dairy and beef industries Product Status First Defense®  Wipe Out® Dairy Wipes  California Mastitis Test (CMT)  Claim to prevent calf scours caused by rotavirus  Mast Out® Marketed
  Marketed Marketed  Anticipated USDA approval and marketing in 2015  Anticipated FDA approval and test marketing in 2016

First Defense® is best in class First Defense(R) is the only USDA-licensed, orally delivered scours (diarrhea) preventive proven to aid in the prevention of calf scours caused by E. coli K99 and coronavirus--the two major causes of scours. The leading competitive product is a modified-live virus vaccine that requires colostrum withhold, which is inconsistent with a good calf health protocol. Delivers preformed immunity and immediate protection ImmuCell has sold more than 13 million doses in aggregate (as of Q3 2013) Gross margin of 50%+ Impact of Scours: Scours accounts for 56% of unweaned heifer deaths (NAHMS 2007) Scouring calves are more susceptible to later diseases, such as pneumonia; Scouring calves are more likely to calve at a later age; and Scours can lead to reduced weaning weight

Competitive Product Comparison Product First Defense Calf Guard Bovine Ecoliz Mode-of-Action Two-part: immediate immunity through bovine antibodies protecting at the gut level & immunoglobulins with high absorption into bloodstream Forces calf to mount an immune response to a vaccine to develop protective antibodies, delayed response, inactivated by colostrum Single-stage: delivers equine antibodies to the gut USDA Claims E. coli Corona Rota

First Defense Technology First Defense Technology™ is a unique whey protein concentrate processing method. Colostrum from grade-A dairies is collected and uniquely concentrated and freeze dried. This un-denatured form of colostral globulin proteins helps provide calves a strong start when administered within 12 hours of birth. Available in gel tubes (1 tube per calf) or in a bulk powder form with 90 feedings per container (1 scoop of powder mixed with each newborn’s first feeding). First Defense TechnologyTM Line extensions of propriety technology in different delivery formats without disease claims.

Sales and Marketing Strategy  Growing sales force communicating the First Defense® value-proposition directly to end-users while multiplying their efforts through distribution partners. New director of sales and marketing has developed marketing campaigns and targeted sales strategies that have taken First Defense ® to record high sales each year since 2011. Positive sales growth in 13 of last 14 quartersGrowth is being generated in multiple market segments: beef, calf ranch, dairy, vet clinics and fleet stores.

Additional Marketed Products Wipe Out® Dairy Wipes Wipe Out® is a naturally safe antimicrobial that attacks bacteria on contact. The use of an antimicrobial to clean and sanitize the teat area before and after milking has been proven to reduce the incidence of mastitis in cows California Mastitis Test (CMT) CMT is a rapid cow-side test for early detection of mastitis, and for years has been a trusted tool of dairy producers. ImmuCell’s CMT offers the same ease-of-use and accuracy as other brands, but at a lower cost per test. CMT detects elevated levels of somatic cell counts indicating subclinical and clinical mastitis in seconds and can be utilized by anyone on the dairy

Lead Product in Development
Immucell Lead Product in Development

Mast Out®: Overview

- Mast Out® is a Nisin-based intramammary treatment for subclinical mastitis (inflammation of the mammary gland) in lactating cows. Mastitis is the most costly and common disease affecting the dairy industry.
- ImmuCell has a proprietary and patented process to produce pharmaceutical-grade Nisin, effective in combating common mastitis pathogens.
- Approximately 2% of the 9.2M U.S. dairy herd is affected by clinical mastitis during any month, resulting in the administration of $40-$60M of antibiotics per year.
- The prevalence of subclinical mastitis can be estimated using bacterial culture (gold standard method), Somatic Cell Counts (measured monthly at most herds), or the California Mastitis Test (which is related to somatic cell counts), as well as other methods. Several studies using a variety of methods have demonstrated a 20-30% prevalence of subclinical mastitis caused by gram positive organisms falling within the Mast Out® claims. Of interest is the increasing prevalence of *Streptococcus uberis* and coagulase-negative staphylococci (CNS), both targeted by Mast Out®.

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Mast Out®, for the Treatment of Subclinical Mastitis in Lactating Dairy Cows Benefits of Mast Out® Zero milk discard and zero meat withhold (in the United States); Higher quality of milk by having lower somatic cell counts Resulting in increased milk premiums to the producer and longer shelf life for fluid milk and better taste for cheese; Reduction of clinical flare-ups from subclinical disease; Reduction in culling; Higher milk production/outputs; and Alternative to traditional antibiotics. Overall cost of mastitis to the US dairy industry is approximately $2 billion per year Our active ingredient, Nisin, has broad-spectrum gram positive coverage Clinical mastitis is approximately 50% gram positive and 50% gram negative Subclinical mastitis is predominately gram positive

Mastitis Treatment Options and Cost of "Dumped" Milk

Range in Costs Associated with Milk Discard

Active	Brand Name	Company	Treatment Days	Discard Days	Total Dump Days	Cost of Dumped Milk[1] Low Range	Cost of Dumped Milk[1] High Range
Sodium Cloxacillin	Dariclox-RX	Merck	1.5	2	3.5	$ 51	$ 68
Amoxicillin	Amoxi-Mast	Merck	1.5	2.5	4	$ 58	$ 78
Amoxicillin, Clavulanic Acid, Prednisolone	Noroclav	Norbrook	1.5	2.5	4	$ 58	$ 78
Cephapirin Sodium	Today (Cefa-Lac)	BI	1	4	5	$ 73	$ 97
Hetacillin	Hetacin-K	BI	3	3	6	$ 88	$ 117
Pirlimycin	Pirsue	Zoetis	8	1.5	9.5	$ 139	$ 185
Ceftiofur Hydrochloride	Spectramast-LC-RX	Zoetis	8	3	11	$ 160	$ 214

Average: $105
Range: $51-$214

[1] Figures are based on low producing cows (60 lbs/day) and high producing cows (80 lbs/day) and the USDA Class III milk price of $24.31 as of April 2014.

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Mast Out®: Upcoming Milestones Development Item Date Completed Zero milk discard period and zero meat withhold period granted by the FDA. Q2 2011 Mast Out® received the Target Animal Safety Technical Section Complete Letter from the FDA. Q2 2012 Mast Out® received the Effectiveness Technical Section Complete Letter from the FDA. Q3 2012 Expected first submission of the Chemistry, Manufacturing and Controls (CMC) Technical Section to the FDA (likely 2 six-month follow-up reviews) End of 2014, or early 2015 Human Food Safety Technical Section-Laboratory Method Transfer First Half of 2015 Company hopes to be in a position to achieve New Animal Drug Application (NADA) approval and to test market Mast Out® 2016

Mast Out®: Nisin Plant Construction In order to complete the Chemistry, Manufacturing and Controls (CMC) Technical Section to the FDA, Nisin plant construction is required. In the third quarter of 2013, ImmuCell’s Board of Directors approved the investment of approximately $1.5M to acquire processing equipment and make modifications to its existing Company-owned manufacturing facility (Portland, ME) necessary to produce pharmaceutical-grade Nisin for Mast Out®. Company expects to submit initial CMC package by the end of 2014, or early 2015.

Mast Out®: Review Possible game changer in the treatment of Mastitis Zero milk discard; Zero meat withhold The bulk of the development is completed Construction is underway for CMC submission Targeting 2016 NADA approval and product launch Targeted gross margin: 50%+, subject to COGS verification and depending on product pricing

ImmuCell Financial Review

Consistent Annual Revenue Growth $5.1 2011 $5.4 2012 $6.0 2013 $ in Millions

Quarterly Revenue Analysis Total Product Sales $ in Millions Seven (7) consecutive quarters of positive sales growth, in comparison to the same quarters of the prior year. Thirteen (13) quarters of positive sales growth (in comparison to the same quarter of the prior year) out of the last fourteen (14) quarters.

Net (Loss) Income ($409,510) LPS = ($0.14)  2011 EPS = $0.03 $89,512 2012 $117,395 EPS = $0.04  2013

Highlights / Stats As of March 31, 2014 Cash and investments: $5.47M $1.81 per share Net Working Capital: $6.0M $1.97 per share Total Stockholders’ Equity: $9.4M $3.10 per share Long-term bank debt: $847,000 Shares Outstanding: 3.0M Total NOLs: $3.8M Expire 2028 – 2031 Ticker Symbol: ICCC Stock price: $3.50* 52-week range: $3.19-$5.10* Market capitalization: $10.6M* Avg Vol (3m): 2,462* Enterprise value: $6.2M** Company-owned HQ: Portland, ME (~28,000 sq. ft.) Employees: 32 employees (29 full-time) Insider ownership: 30.3%, including stock options *As of May 14, 2014 **Market cap @ 5/14/14 less cash and investments @ 3/31/14 plus debt @ 3/31/14

Highlights / Strategic Assets Strong balance sheet $5.47 million in cash and long-term investments as of March 31, 2014 Profitable core operating results Help to fund investments in R&D First Defense® and other marketed products Consistent revenue growth with an emphasis on further expansion through sales and marketing investments Mast Out® Possible game changing product in last stages of development Potential to revolutionize management of subclinical mastitis in dairy herds Improve food chain with less antibiotics

ImmuCell Appendix

Company Leadership

Executive Management Team

- **Michael F. Brigham**
  - President and CEO
  - Officer since 1991; appointed CEO in 2000
- **Joseph H. Crabb, Ph.D**
  - Vice President and Chief Scientific Officer
  - Officer since 1996
  - Renowned scientist, Dartmouth Medical School, postdoctoral studies and professor at Harvard Medical School
- **John W. Zinckgraf, Ph.D**
  - Director of Product Development
  - Joined company in 2009
- **Bobbi Jo Brockmann**
  - Director of Sales and Marketing
  - Joined company in 2010

Board of Directors

- **David S. Tomsche, D.V.M. - *Chair of the Board***
  - Director since 2006; Leedstone, Inc., Current dairy producer
- **Michael Brigham - *President and CEO***
  - Director since 1999
- **Joseph H. Crabb, Ph.D. - *Vice President and Chief Scientific Officer***
  - Director since 2001
- **David S. Cunningham – *Director***
  - Director since 2011; Teva Animal Health, Agri Laboratories, Boehringer Ingelheim Vetmedica, Inc.
- **Linda Rhodes, V.M.D., Ph.D. – *Director***
  - Director since 2005; Aratana Therapeutics, Merck Research Labs, Professor at Rutgers University, Alliance for Contraception in Cats and Dogs
- **Jonathan E. Rothschild – *Director***
  - Director since 2001; Arterio, Inc., CCA Industries, Anne Frank Center USA
- **Paul R. Wainman – *Director***
  - Director since 2014; Kleinfeld Paper; Wiliam Arthur, Inc. (division of Hallmark Cards); Charted Accountant of England and Wales

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Contact Information ImmuCell Corp. NasdaqCM: ICCC Michael Brigham President and CEO 56 Evergreen Drive Portland, ME  04103 (207) 878-2770 x3106 www.immucell.com Investor Relations Lytham Partners, LLC ICCC@lythampartners.com Robert Blum Joseph Diaz Joe Dorame Adam Lowensteiner (NY) (602) 889-9700 – Phoenix (646) 829-9700 – NY www.lythampartners.com

Animal Health Industry Animal Health Companies Distributors Diagnostics and Services Companies Aratana Therapeutics (PETX) Henry Schein, Inc. (HSIC) Abaxis (ABAX) Bayer Animal Health (BAYRY)MWI Veterinary Supply (MWIV)    Advanced Animal Diagnostics (Private) Boehringer Ingelheim Animal Health (Private)       Patterson Veterinary Supply (PDCO) Heska Corp. (HSKA) Dechra Pharmaceuticals (DPH)     IDEXX Laboratories (IDXX) Elanco/Eli Lilly (LLY)*      PetHealth (PTZ) Health Enhancement Products (HEPI)   PetMed Express (PETS) Kindred Biosciences (KIN) VCA Antech (WOOF) Merck Animal Health (MRK) Merial (Private) Novartis Animal Health (NVS)* Phibro Animal Health (PAHC) Virbac Animal Health (VIRP) Zoetis (ZTS)     *Negotiations underway for Elanco to acquire Novartis.

Customer Testimonials “First Defense is like an insurance policy that pays for itself in spades. Say you cut your death loss from, conservatively, 8 to 2 percent. If you have 300 calves a month, that’s 12 more calves a month or 144 calves a year more that you are able to raise. That fuels the growth of the whole dairy.” Arie Roeloffs, Southfield Dairy | 5,000 cows, Wendell, Idaho “About seven years ago, we were having a serious problem with rotavirus and coronavirus; we were losing a lot of calves. Our veterinarian recommended administering First Defense to newborns. It took care of the problem and I couldn’t be happier. We’ve given First Defense to every heifer calf since.” Jay Van Der Hoek, Van Der Hoek Dairy | 1,800 cows, Modesto, California “Approximately 10 years ago we had a minor flare-up of scours in our herd.  Treating the calves was costly and time-consuming and it set the calves back in terms of performance. The following year we administered First Defense to every newborn. Scours became basically non-existent. Now each calf receives First Defense within their first few hours of life.” Brad Bader, Carrousel Farms | 700 head beef operation, Monroe, Wisconsin “We began using First Defense during the 2013 calving season when we were treating what seemed like half of our calves for scours. Since using First Defense, we have treated only four calves for scours out of our 600 head herd. First Defense really works!” Brian Marshall, Marshall & Fenner Farms | 600 head cow/calf beef operation, Malta Bend, Missouri

Key Publications Related to the Subclinical Mastitis Market Opportunity Santman-Berends, IM. (2012, May). Incidence of subclinical mastitis in Dutch dairy heifers in the first 100 days in lactation and associated risk factors. J Dairy Sci, 95 (5), 2476-2484. Roesch, M. (2007, February). Subclinical mastitis in dairy cows in Swiss organic and conventional production systems. J Dairy Res, 74 (1), 86-92. Makovec, JA. (2003, November). Results of milk samples submitted for microbiological examination in Wisconsin from 1994 to 2001. J Dairy Sci, 86 (11), 3466-3472. Jayarao, BM. Epidemiology of Streptococcus uberis intramammary infections in a dairy herd. Pol, M. and Ruegg, P.L. (2007). Relationship between antimicrobial drug usage and antimicrobial susceptibility of gram-positive mastitis pathogens. J Dairy Sci, 90, 262-273.